CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS DATED
             NOVEMBER 13, 2000, FOR SEPT. 30, 2000 FINANCIALS


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



        We hereby consent to the use of our report for the nine months ended September 30, 2000, dated November 1, 2000 in the Form SB-2A for Worldwide Wireless Network, Inc.



/s/ Chisholm & Associates
    ---------------------
    Chisholm & Associates
    Salt Lake City, Utah
    November 13, 2000